PRESS RELEASE

deltathree Reports Third Quarter 2012 Financial Results

New York, NY – November 14, 2012 – deltathree, Inc. (OTCQB: DDDC), a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers, today announced financial results for the third quarter 2012, period ended September 30, 2012.

For the third quarter of 2012, deltathree reported total revenues of $3.5 million, as compared to $2.2 million reported for the third quarter of 2011, an increase of 59% year-over-year. deltathree’s revenue increased primarily due to increased sales from the company’s reseller and direct-to-consumer segments versus the year ago period. The rise in revenues also marked the company’s fifth consecutive quarter of sequential revenue growth.

Mr. Effi Baruch, Chief Executive Officer, President and Senior Vice President of Operations and Technology of deltathree, stated, “deltathree continues to focus its near-term strategy and market initiatives on growing the company’s service provider and digital next generation communications offering while continuing to drive deltathree’s core VoIP reseller and direct-to-consumer business groups. As we look ahead, the amendment to our loan and security agreements with our majority stockholder which we are announcing today provides additional flexibility and reflects the confidence it has in deltathree.”

Third quarter 2012 net operating income totaled $17,000, compared to an operating loss for the third quarter of 2011 of $542,000. The third quarter of 2012 was the company's second sequential quarter of positive operating income.

Third quarter 2012 GAAP net loss totaled $401,000, or $(0.01) per diluted share, compared to a GAAP net loss for the third quarter of 2011 of $872,000, or $(0.01) per diluted share.

Third quarter 2012 non-GAAP adjusted EBITDA income (as defined below) was $105,000, or $0.00 per diluted share, compared to a non-GAAP adjusted EBITDA loss of $415,000, or $(0.01) per diluted share, for the third quarter of 2011.

On November 13, 2012, the company and D4 Holdings, LLC, its majority stockholder, entered into an amendment to the Loan and Security Agreements between the entities, as well as an amendment to the Warrant Agreements between them. Pursuant to the terms of the amendments, the maturity date for repayment of principal and interest under the various loan agreements was extended to different dates between January 2, 2014 and January 2, 2016, and the exercise price under each of the warrants previously issued by the company to D4 Holdings was amended to $0.02 per share. In connection with the extension of the maturity dates, the company issued to D4 Holdings a warrant, exercisable for ten years, to purchase up to 10,000,000 shares of common stock of the company at an exercise price of $0.02 per share.

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deltathree defines adjusted EBITDA as earnings before stock-based compensation, interest, income taxes, accrual for commercial rent tax, depreciation and amortization. deltathree uses adjusted EBITDA as a measure of the company’s operating trends. The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles (“GAAP”). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

For the comprehensive discussion of deltathree’s third quarter 2012 results please refer to the company’s Form 10-Q filed and available online at www.sec.gov.

About deltathree

Founded in 1996, deltathree, Inc. is a global provider of integrated video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers. Supporting tens of thousands of active users around the world, deltathree serves customers through its service provider and reseller channel and its direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label IP-based digital voice and video products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the joip Mobile, joip and iConnectHere direct-to-consumer offerings.

For more information about deltathree, please visit our website at www.deltathree.com.

For more information about joip Mobile, please visit our website at www.joipmobile.com.

For more information about joip, please visit our website at www.joip.com.

For more information about iConnectHere, please visit our website at www.iconnecthere.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. While deltathree made progress in its previously announced cost-reduction activities, the company is continuing to draw upon its cash reserves on a monthly basis. The company is continuing to explore potential capital initiatives aimed at further strengthening its balance sheet and remedying its negative working capital. With regards to forward looking statements, among the factors that could cause actual results to differ are: our ability to increase revenues and generate additional cash; our ability to obtain additional capital in the near-term to finance operations; our ability to meet our obligations under outstanding indebtedness, and the impact of any remedies our secured lender may seek thereunder; our ability to successfully pursue strategic alternatives in the event we are unable to increase revenues and generate additional cash; our ability to retain key personnel and employees needed to support our services and ongoing operations and our ability to continue to effectively maintain our ongoing operations, especially following the reduction in force that we recently effected; our dependence on a small number of key customers for a significant percentage of our revenue; decreasing rates of telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of VoIP telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the outcome of our discussions with the New York City Department of Finance regarding the outstanding commercial rent tax, interest and penalties that it claims we owe; the impact of unrest in the Middle East on our customers doing business in that region; our ability to protect our intellectual property against infringement by others, and the costs and diversion of resources relating to any claims that we infringe the intellectual property rights of third parties; our ability to comply with governmental regulations applicable to our business; the need for ongoing product and service development in an environment of rapid technological change; and other risks referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Yochai Ozeri
Grayling	Director of Finance and Treasurer
1-646-284-9415	1-212-500-4860
ir@deltathree.com	Yochai.Ozeri@deltathree.com

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DELTATHREE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands)

	As of September 30,	As of December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$288	$214
Restricted cash and short-term investments (reclassified)	272	352
Accounts receivable, net (includes $160 and $158 as of September 30, 2012, and December 31, 2011, respectively, from a related party)	620	415
Prepaid expenses and other current assets (reclassified)	232	224
Inventory	47	46

Total current assets	1,459	1,251

Property and equipment, net	282	335

Deposits	77	78

Total assets	$1,818	$2,664

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable (includes $943 and $575 as of September 30, 2012, and December 31, 2011, respectively, to a related party)	1,603	1,469
Deferred revenues	676	522
Other current liabilities	857	830

Total current liabilities	3,136	2,821

Long-term liabilities:
Severance pay obligations	99	112
Long-term loan from a related party	4,183	3,133

Total long-term liabilities	4,282	3,245

Total liabilities	7,418	6,066

Stockholders’ deficiency:
Common stock, par value $0.001 - authorized 225,000,000 shares; issued and outstanding: 72,273,525 at September 30, 2012 and December 31, 2011	72	72
Additional paid-in capital	176,991	176,893
Accumulated deficit	(182,663)	(181,367)

Total stockholders’ deficiency	(5,600)	(4,402)

Total liabilities and stockholders’ deficiency	$1,818	$1,664

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DELTATHREE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011

Revenues	$3,522	$2,215	$9,773	$8,205

Costs and operating expenses:
Cost of revenues	2,359	1,542	6,186	5,879
Research and development expenses	274	366	874	1,258
Selling and marketing expenses	467	424	1,520	1,546
General and administrative expenses	366	407	1,042	775
Accrual for commercial rent tax	-	-	-	300
Depreciation and amortization	39	36	109	141

Total costs and operating expenses	3,505	2,757	9,731	9,899

Income (Loss) from operations	17	(542)	42	(1,694)

Interest expense, net	416	329	1,332	761

Net loss before taxes	(399)	(871)	(1,290)	(2,455)
Income taxes	2	1	6	9

Net loss	$(401)	$(872)	$(1,296)	$(2,464)

Net loss per share – basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Basic and diluted weighted average number of shares outstanding	72,273,525	72,273,525	72,273,525	72,273,525

DELTATHREE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

($ in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:

Net loss for the period	$(1,296)	$(2,464)

Adjustments to reconcile loss for the period
to net cash provided by (used in) operating activities:
Depreciation of property and equipment	109	141
Amortization related to convertible notes	782	507
Stock-based compensation	98	266
Tax provision	-	(158)
Accumulated interest on short-term loan	268	154
Accrual for commercial rent tax	-	300
Provision for losses on accounts receivable	-	146
Decrease increase in liability for severance pay, net	(13)	(31)
Exchange rates differences on deposits, net	1	2

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(205)	247
(Increase) decrease in prepaid expenses and other current assets	(8)	16
Increase in inventory	(1)	(6)
Increase (decrease) in accounts payable and accrued expenses	134	(220)
Increase (decrease) in deferred revenues	154	(144)
Increase (decrease) in other current liabilities	27	(766)
	1,346	454
Net cash provided by (used in) operating activities	50	(2,010)

Cash flows from investing activities:

Purchase of property and equipment………………………………………………...	(56)	(99)
Release of restricted cash and short-term investments, net	80	32
Net cash provided by (used in) investing activities	24	(67)

Cash flows provided by financing activities:
Short-term loan from a related party	-	2,000
Payment of capital lease	-	(7)
Net cash provided by financing activities	-	1,993

Increase (decrease) in cash and cash equivalents	74	(84)
Cash and cash equivalents at beginning of period	214	308
Cash and cash equivalents at end of the period	$288	$224

DELTATHREE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Unaudited)

($ in thousands)

	Nine Months Ended September 30,
	2012	2011
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$245	$47
Interest on short-term loan from a related party	140	-
Total………………………...………………………...………………………...…………	$385	$47

DELTATHREE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

($ in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net loss in accordance with generally accepted accounting principles	$(401)	$(872)	$(1,296)	$(2,464)

Depreciation and amortization	39	36	109	141
Stock-based compensation	49	91	97	266
Accrual for commercial rent tax	-	-	-	300
Interest expense	416	329	1,332	761
Income taxes	2	1	6	9
Adjusted EBITDA	$105	$(415)	$248	$(987)

Basic and dilutes adjusted EBITDA per share	$0.00	$(0.01)	$0.00	$(0.01)

Basic and diluted weighted average number of shares outstanding	72,273,525	72,273,525	72,273,525	72,273,525

* deltathree defines adjusted EBITDA as earnings before stock-based compensation, interest, income taxes, accrual for commercial rent tax, depreciation and amortization.

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